EXHIBIT 10.1

TOGA LIMITED

Audit and Non-Audit Services Pre-Approval Policy

 Adopted June 10, 2020

I.    Purpose of Policy

Under the rules of the Securities and Exchange Commission (the "SEC") adopted pursuant to the Sarbanes-Oxley Act of 2002 (the "Act"), the Audit Committee of Toga Limited’s (the “Company’s”) Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor.

The purpose of the provisions of the Act and the SEC rules for the Audit Committee role in retaining the independent auditor is twofold. First, the authority and responsibility for the appointment, compensation and oversight of the auditor should be with directors who are independent of management. Second, the scope of any non-audit work performed by the auditor should be reviewed and approved by these independent directors to ensure that any non-audit services performed by the auditor do not impair the independence of the independent auditor.

In accordance with the Act, the SEC has adopted amended rules specifying the types of services that will impair the independence of a company’s auditor and governing the Audit Committee's administration of the engagement of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor in order to assure that they do not impair the auditor’s independence. Accordingly, the Audit Committee is adopting this Audit and Non-Audit Services Pre-Approval Policy (this “Policy”), which sets forth the procedures and the conditions pursuant to which services to be performed by the independent auditor are to be pre-approved.

II.   Statement of Principles

A.   Prohibited Services

The Audit Committee will not approve, nor will the Company’s independent auditor perform for the Company, any services that constitute prohibited activities as defined by the Act or that would impair the independence of the auditor under regulations promulgated by the SEC. Prohibited activities include the following:

(1)	bookkeeping or other services related to the accounting records or financial statements of the Company;

(2)	financial information systems design and implementation;

(3)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(4)	actuarial services;

(5)	internal audit outsourcing services;

(6)	management functions or human resources;

(7)	broker or dealer, investment adviser, or investment banking services;

(8)	legal services and expert services unrelated to the audit; and

(9)	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

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B.    Non-Prohibited Services

The SEC’s rules establish two different approaches to pre-approving non-prohibited services:

(1)	Specific Pre-Approval. The Audit Committee pre-approves the specific audit or non-audit service in advance.

(2)	General Pre-Approval. The Audit Committee approves one or more categories of audit or non-audit services in advance; provided that (i) the policies and procedures are detailed as to the particular services to be provided, (ii) the Audit Committee must be informed as to each such service for which the auditor is retained, and (iii) the policies and procedures cannot result in a delegation of the Audit Committee’s responsibilities to management.

The Company’s Audit Committee believes that the combination of these two approaches will result in an effective and efficient procedure to pre-approve services that may be performed by the independent auditor. As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor.  Any proposed services exceeding generally pre-approved cost levels must be specifically pre-approved by the Audit Committee.

For all services, whether generally pre-approved or specifically pre-approved by the Audit Committee, the Audit Committee will consider whether the proposed services are consistent with the SEC’s rules on auditor independence and whether the provision of such services by an independent auditor would impair the independent auditor’s independence.  The Audit Committee also will consider (i) whether the independent auditor is the best positioned to provide the proposed services most effectively and efficiently based on its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and (ii) whether the services are likely to enhance the Company’s ability to manage or control risk or improve audit quality.  Such factors will be considered as a whole, and no one factor necessarily will be determinative.

III.  Approval of Audit Services

The annual audit services engagement scope and terms may be generally pre-approved by the Audit Committee. Services appropriately included in the audit engagement include the following:

(1)	Annual financial statement audit (including required quarterly reviews).

(2)	Other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review of operations and financial results.

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The Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, Company structure or other items. The Audit Committee will request that the audit engagement letter with the independent auditor be addressed to the Chairman of the Audit Committee and that the Chairman of the Audit Committee execute the engagement letter on behalf of the Company.

IV.  Approval of Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements (e.g., research and consultation regarding accounting and financial reporting transactions) or services that are traditionally performed by the independent auditor. Audit-related services may include, but are not limited to:

(1)	Due diligence services pertaining to potential business acquisitions/dispositions;

(2)	Accounting consultations related to accounting, financial reporting or disclosure matters not otherwise classified as “Audit Services”;

(3)	Assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities;

(4)	Financial audits of employee benefit plans;

(5)	Agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and

(6)	Assistance with internal control reporting requirements.

Because the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may generally pre-approve audit-related services. All audit-related services not generally pre-approved by the Audit Committee must be specifically pre-approved by the Audit Committee.

V.    Approval of Tax Services

The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning, and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services.  Hence, the Audit Committee may generally pre-approve tax services that the Audit Committee believes would not impair the independence of the auditor consistent with the SEC’s rules on auditor independence.  The Audit Committee will not approve the engagement of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purposes of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.  The Audit Committee will consult with the Chief Financial Officer, Controller, Director of Internal Audit, if any, outside counsel or other appropriate persons to determine whether the Company’s tax planning and reporting policies and practices are consistent with this Policy.  All tax services not generally pre-approved by the Audit Committee, and all tax services involving large and complex transactions, must be specifically pre-approved by the Audit Committee.

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VI.   Approval of All Other Services

Based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, the Audit Committee believes that other types of non-audit services are permitted.  Accordingly, the Audit Committee believes it may grant general pre-approval to those permissible non-audit services classified as all other services that are routine and recurring services, would not impair the independence of the auditor, are consistent with the SEC’s rules on auditor independence, and do not qualify as one of the prohibited services listed above in Section II(A).  If necessary, the Audit Committee will consult with an outside consultant or legal counsel of its choosing to determine the specific application of the SEC’s rules to specific situations.

All other services not generally pre-approved by the Audit Committee must be specifically pre-approved by the Audit Committee.

VII.  Pre-Approval Fee Levels or Budgeted Amounts

The Audit Committee annually may establish ceilings on the level of fees and costs of generally pre-approved services that may be performed without seeking a re-approval from the Audit Committee.  The Audit Committee will consider the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such service.  For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for audit, audit-related and tax services, and the total amount of fees for services classified as all other services.

VIII. Procedures

The procedures the Audit Committee will employ in implementing this Policy are as follows:

A.	In advance of the November Audit Committee meeting each year, the Chief Financial Officer shall submit to the Audit Committee a schedule of audit services, and audit-related services, as well as tax services and other services, if any, that the Company wishes to have generally pre-approved for the ensuing fiscal year. The schedule shall be accompanied by:

(1)	a written description (which may consist of or include a description furnished to the Company by the independent auditor) of the services to be provided in detail sufficient to enable the Audit Committee to make an informed decision with regard to each proposed service, and, to the extent determinable, an estimate provided by the independent auditor of the fees for each of the services; and

(2)	confirmation of the independent auditor that (i) it would not be unlawful under Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the independent auditor to provide the listed non-audit services to the Company or any of its subsidiaries and (ii) none of the services, if provided by the independent auditor to the Company or any of its subsidiaries, would impair the independence of the auditor under the standards set forth in Rule 2-01 of SEC Regulation S-X.

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B.	The Audit Committee will review and approve the types of services and review the projected fees for the next fiscal year at its regularly scheduled November Audit Committee meeting. The fee amounts on the schedule will be updated as necessary at any subsequent Audit Committee meetings. Additional pre-approval will be required if actual fees for a service are expected to exceed 10% of the originally pre-approved amount. This additional pre-approval should be obtained in the same manner as a specific pre-approval described below.

C.	If, subsequent to the general pre-approval of scheduled services by the Audit Committee, the Company would like to engage the independent auditor to perform a service not included on the schedule listing such services generally pre-approved by the Audit Committee any given fiscal year, a request should be submitted to the Director of Internal Audit, if any. If the Director of Internal Audit, if any, determines that the service can be performed without impairing the independence of the auditor, then a discussion and approval of the service shall be included on the agenda for the next regularly scheduled Audit Committee meeting. If the timing for the service needs to commence before the next Audit Committee meeting, the chairman of the Audit Committee, or any other member of the Audit Committee designated by the Audit Committee, can provide specific pre-approval of such service.

D.	Approval by the Audit Committee for the auditor to perform any non-audit service does not require that management engage the Company’s independent auditor to perform those services. Company's management may engage other third parties to perform non-audit services for which the Audit Committee has given pre-approval to be performed by the independent auditor.

E.	Once the Audit Committee has given pre-approval for services to be performed by the independent auditor, the appropriate Company management may engage the auditor and execute any necessary document for the performance of non-audit services within the scope of the pre-approval.

F.	The Audit Committee has designated the Director of Internal Audit (or the Chief Financial Officer if there is no Director of Internal Audit), to monitor and report on the performance of all services provided by the Company’s independent auditor and to determine whether such services are in compliance with this Policy. The Director of Internal Audit will report to the Audit Committee on a periodic basis on the results of his or her monitoring. Both the Director of Internal Audit and the Company’s management will promptly report to the Chair of the Audit Committee any breach of this Policy that comes to their attention.

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IX. Delegation

As provided in the Act and the SEC's rules, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other Audit Committee member or members. The member or members to whom such authority is delegated should report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee will not delegate to management the Audit Committee's responsibilities to pre-approve services performed by the independent auditor. The Audit Committee has approved the delegation of up to $40,000 in pre-approval authority for audit and non-audit services to either the chairperson or any other authorized member of the Audit Committee.

X. Reports

No less frequently than annually, the independent auditor shall report to the Audit Committee on the specific services provided by and the amounts paid to the independent auditor and the Chief Financial Officer of the Company shall report to the Audit Committee (with a copy to the Chief Executive Officer) on the specific services provided by and the amounts paid by the Company to the other accounting firms engaged pursuant to this Policy.  Such reports shall, at a minimum, list and describe all of the services provided by such firms and identify the exact sums paid by the Company to each firm in connection with each separate engagement.  Such reports will include a summary of findings, if significant.  Material findings such as control weaknesses, significant deficiencies, or identified improprieties, will be promptly reported to the Chairman of the Audit Committee.

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